UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018 (June 20, 2018)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365
(State or other jurisdiction of incorporation)	(Commission File Number)

999 Peachtree Street, N.E., Suite 688, Atlanta, GA
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 659-2424

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2018, Oxford Industries, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders. At the meeting, shareholders voted on the following items:

Proposal 1: All of the nominees for director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2021 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
Thomas C. Chubb III	14,363,962	422,476	1,037	1,215,080
John R. Holder	14,702,588	83,497	1,390	1,215,080
Stephen S. Lanier	14,717,911	68,643	921	1,215,080
Clarence H. Smith	14,613,061	172,868	1,546	1,215,080

Proposal 2: The Company’s shareholders approved the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2018. The voting results were as follows:

For	Against	Abstain
15,928,049	73,292	1,214

Proposal 3: The Company’s shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
14,713,218	69,025	5,232	1,215,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
June 21, 2018	/s/ Thomas E. Campbell
Name: Thomas E. Campbell
Title: Executive Vice President - Law & Administration, General Counsel and Secretary